UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2026 (the “Closing Date”), Fermi Inc. (the “Company”) successfully consummated a strategic financing (the “MUFG Equipment Financing”) with MUFG Bank, Ltd. (“MUFG”), one of the 10 largest financial groups, in accordance with its previously disclosed capital plan to support the development of its AI-powered data center campus in Amarillo, Texas (“Project Matador”). The MUFG Equipment Financing enables the Company to fund the acquisition of three Siemens Energy F-class gas turbine units and related equipment for Project Matador, refinance the Company’s existing term loan facility, and support the delivery, construction, and deployment of turbines across Fermi’s existing fleet. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

Generally

On February 10, 2026, Fermi Turbine Warehouse LLC, a Texas limited liability company and an indirect, wholly-owned subsidiary of the Company (“Borrower”), entered into an Equipment Supply Loan Financing Agreement (the “Credit Agreement”) with Firebird Equipment Holdco, LLC, a Delaware limited liability company, as subsidiary guarantor (the “Subsidiary Guarantor”), and MUFG, as administrative agent for the lenders (in such capacity, “Administrative Agent”) and sole lender.

The Credit Agreement provides for a senior secured equipment loan warehouse facility in an aggregate principal amount of up to $500,000,000 (the “Total Loan Commitment”). Borrowings under the Credit Agreement may be made from the Closing Date through the nine-month anniversary of the Closing Date. Each loan under the Credit Agreement bears interest at a rate per annum equal to (i) in the case of Term SOFR Loans, the Term SOFR rate for the applicable interest period plus 4.0% per annum, or (ii) in the case of RFR Loans, Daily Simple SOFR plus 4.0% per annum.

Use of Proceeds

Proceeds of the loans under the Credit Agreement may be used to (i) pay equipment acquisition costs or make distributions to the Company or its affiliates to reimburse for equipment acquisition costs paid prior to the Closing Date, (ii) pay fees and transaction costs, (iii) fund required reserve accounts, and (iv) make distributions to the Company to repay existing indebtedness of the Company or its affiliates in respect of qualified equipment to be financed under the Credit Agreement. Proceeds of borrowings on the Closing Date in respect of Siemens Energy F-Class Equipment will be used, in part, to make a payment to Siemens Energy in an amount equal to $168,300,000 pursuant to the applicable equipment purchase agreement.

Maturity and Repayment

The loans under the Credit Agreement mature on the eighteen-month anniversary of the Closing Date. The Borrower is required to repay (i) on each quarterly payment date, the minimum principal payment then due and owing, and (ii) on the loan maturity date, the remaining unpaid principal amount of all loans plus any other obligations under the financing documents. Prior to the nine-month anniversary of the Closing Date, no minimum principal payment is due. Thereafter, the minimum principal payment is (a) 10% of the aggregate principal amount of loans outstanding if no lease or offtake agreement with respect to the first phase of Project Matador for at least 400 MW of power has been signed prior to the nine-month anniversary of the Credit Agreement, or (b) 5% of the aggregate principal amount of loans outstanding if such a lease or offtake agreement has been signed prior to such anniversary.

The loans under the Credit Agreement may be voluntarily prepaid at any time (subject to customary minimum amounts) without penalty or premium other than any customary breakage amounts. The Credit Agreement requires customary mandatory prepayments upon the occurrence of certain events, including casualty losses and dispositions of equipment or other collateral assets, in each case, in amounts calculated pursuant to the formula and valuation criteria set forth in the Credit Agreement.

Security and Guaranty

The obligations under the Credit Agreement are secured by, among other things, (i) a pledge by Borrower’s parent, Fermi Turbine HoldCo LLC, a Texas limited liability company, of 100% of its membership interests in the Borrower, (ii) a security interest in all assets of the Borrower and Subsidiary Guarantor, including all equipment, and (iii) all of Borrower’s collateral accounts and amounts on deposit therein.

Financial and Other Covenants

The Credit Agreement also contains customary negative covenants that, among other things, restrict the ability of each loan party to (i) incur additional indebtedness, (ii) create liens on assets other than permitted liens, (iii) make certain investments, (iv) sell, lease, or transfer assets except as permitted, (v) make distributions other than as provided in the account agreement, (vi) engage in transactions with affiliates, and (vii) permit a change of control.

Loan-to-Value Requirements

The Credit Agreement imposes loan-to-value requirements on the collateral. The target loan-to-value ratio for delivered equipment is 65%, and the target loan-to-value ratio for undelivered equipment is 55%. If the loan-to-value ratio exceeds the applicable target ratio for more than thirty consecutive days following an updated appraisal with a value more than 2% lower than the initial appraisal for such equipment, an event of default will occur unless the applicable shortfall amount is paid within such thirty-day period.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD.

On February 10, 2026, the Company issued a press release relating to the MUFG Equipment Financing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Equipment Supply Loan Financing Agreement, dated February 10, 2026 among Fermi Turbine Warehouse LLC, as borrower, Firebird Equipment Holdco, LLC, as subsidiary guarantor, and MUFG Bank, Ltd., as administrative agent and lender.
99.1	Press Release, dated February 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted exhibit or schedule to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: February 10, 2026	By:	/s/ Miles Everson
	Name:	Miles Everson
	Title:	Chief Financial Officer

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